UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 29, 2016

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

FDA Correspondence

On February 29, 2016, the Company received a Warning Letter (WL NYK-2016-26) from the New York District Office of US Food and Drug Administration (“FDA”) (“the Letter”) pursuant to observations arising from an FDA site inspection of the Company’s manufacturing facility which occurred over a three week period in June 2015.

The Letter identified a variety of concerns and called for a detailed response to be submitted to the FDA by March 21, 2016. The Company contacted the FDA to clarify the issues raised in the Letter and is currently addressing the issues and providing additional documentation as needed. On March 18, 2016, the Company filed a response in great detail to the Letter. The Company must now await a determination from the FDA as to their satisfaction that our response sufficiently addressed the issues therein. Because of the many proprietary details required to completely respond to the FDA, we will not publish the response letter.

There were no safety concerns raised by the points made in the warning letter and there was no requirement to withdraw any products from the market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: March 18, 2016	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer